Exhibit 99.1

Great Elm Group Reports FISCAL 2023 Third QUARTER

financial resulTs

Company to Host Conference Call at 9:00 a.m., ET on May 5, 2023

WALTHAM, MA, May 5, 2023 -- Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal third quarter ended March 31, 2023.

Leadership Update and Transactions Overview

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Today, we announced the following leadership change as detailed in our separate press release:
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The Board of GEG appointed Jason Reese, the Executive Chairman of GEG’s Board of Directors since 2020, to the additional role of Chief Executive Officer, effective immediately following Mr. Reed’s resignation.
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Peter Reed resigned as GEG’s Chief Executive Officer, effective immediately following the filing of GEG’s Form 10-Q for the fiscal quarter ended March 31, 2023.
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On January 3, 2023, GEG sold its Durable Medical Equipment (“DME”) business for $80 million. After settling all obligations, the transaction resulted in approximately $26 million in net cash proceeds and 346,028 shares of Quipt Home Medical Corp. (“Quipt”) common stock.
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On January 17, 2023, GEG exercised a put right for the remaining 19% of the equity interests in Forest Investments, Inc. (“Forest”), following its sale of 61% of the equity interests in Forest on December 30, 2022, resulting in combined cash proceeds from the Forest sales of approximately $45 million.
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As of March 31, 2023, GEG had over $84 million of cash and cash equivalents on its balance sheet to deploy across its growing alternative asset management platform.

Financial and Operational Highlights

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Assets under management totaled $630.7 million as of March 31, 2023, representing approximately 2% sequential growth from December 31, 2022, and up approximately 4% fiscal year-to-date.
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Fee paying assets under management totaled $438.3 million as of March 31, 2023, approximately unchanged from December 31, 2022, and up approximately 7% fiscal year-to-date.
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GEG total revenue grew for the third quarter by 92% to $1.9 million, compared to $1.0 million for the same period in the prior year, primarily attributable to the acquisition of the management agreement for Monomoy Properties REIT, LLC and its subsidiaries (collectively, “Monomoy REIT”).
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GEG reported net loss from continuing operations for the third quarter of $0.5 million, compared to a net loss from continuing operations of $6.5 million in the prior-year period, primarily driven by improved net realized and unrealized gains on investments.
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GEG recorded Adjusted EBITDA of ($1.2) million for the third quarter, compared to an Adjusted EBITDA of ($1.6) million from the same period in the prior fiscal year.

Management Commentary

Jason Reese, Chief Executive Officer of the Company, stated, “In the third quarter of fiscal 2023, we completed the transformation of Great Elm Group to a simplified business focused on alternative asset management. During the quarter, we developed actionable plans to scale our existing businesses and cultivated a pipeline of potential investments, including opportunities to acquire the management rights to new, long-duration permanent capital vehicles. We remain committed in our efforts to grow a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance and other alternative strategies.”

Discussion of Financial Results for the Fiscal Quarter ended March 31, 2023

During the three months ended March 31, 2023, GEG reported total revenue of $1.9 million, a 92% increase compared to $1.0 million during the same period in the prior year. The increase primarily related to the May 2022 acquisition of the Monomoy REIT management agreement.

During the three months ended March 31, 2023, GEG recorded a net loss from continuing operations of $0.5 million, compared to a net loss from continuing operations of $6.5 million during the same period in the prior year. The change was driven by $2.0 million in net realized and unrealized gain on investments in the third quarter of fiscal 2023 compared to a net realized and unrealized loss on investments of $3.5 million in the prior-year quarter. The gain was partially offset by higher investment management expenses from the prior-year period.

During the three months ended March 31, 2023, GEG recorded Adjusted EBITDA of ($1.2) million, compared to Adjusted EBITDA of ($1.6) million from the same period in the prior year.

Sale of DME Business

On January 3, 2023, GEG sold its DME business to QHM Holdings, Inc., a wholly-owned subsidiary of Quipt, a U.S.-based leader in the home medical equipment industry, focused on end-to-end respiratory care. After payment of all obligations in connection with the transaction, GEG received approximately $26 million in net cash proceeds and 346,028 shares of Quipt common stock.

Sale of Interest in Forest

On January 17, 2023, GEG put its remaining 19% ownership interest in Forest to J.P. Morgan Broker-Dealer Holdings Inc. (“JPM”) for cash proceeds of approximately $27 million. This transaction followed its December 30, 2022 sale of 61% of the direct and indirect common equity in Forest to JPM for approximately $18 million in cash. GEG raised approximately $45 million in aggregate from the combined sales of its ownership interest in Forest in the second and third quarters of fiscal 2023.

The sale of the DME Business, together with the Forest transaction, added significant cash to GEG’s balance sheet to fund strategic growth initiatives and enables it to focus on scaling its alternative asset management platform.

Fiscal 2023 Third Quarter Conference Call & Webcast Information

When:	Friday, May 5, 2023, 9:00 a.m. Eastern Time (ET)

Call:

All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast:

The conference call will be webcast simultaneously and can be accessed at the following link: https://events.q4inc.com/attendee/141685606. For a copy of the slide presentation accompanying the conference call, please visit: https://www.greatelmgroup.com/events-and-presentations.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	March 31, 2023	June 30, 2022
Current assets:
Cash and cash equivalents	$84,118	$22,281
Receivables from managed funds	2,421	2,445
Investments, at fair value (cost $41,079 and $68,766, respectively)	35,104	48,042
Prepaid and other current assets	946	665
Assets of Consolidated Fund:
Investments, at fair value (cost $2,432)	-	1,797
Prepaid expenses	-	746
Real estate under development	1,683	-
Current assets held for sale	-	8,464
Total current assets	124,272	84,440
Identifiable intangible assets, net	12,391	13,250
Right of use assets	582	733
Other assets	137	103
Non-current assets held for sale	-	69,561
Total assets	$137,382	$168,087
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$307	$8
Accrued expenses and other liabilities	4,122	3,845
Current portion of related party payables	855	486
Current portion of lease liabilities	347	341
Liabilities of Consolidated Fund - accrued expenses and other	-	11
Current liabilities held for sale	-	15,003
Total current liabilities	5,631	19,694
Lease liabilities, net of current portion	245	472
Long term debt (face value $26,945)	25,737	25,532
Related party payables	445	1,120
Related party notes payable, net of current portion	-	6,270
Convertible notes (face value $36,987 and $36,085, including $15,019 and $15,133 held by related parties, respectively)	36,176	35,187
Redeemable preferred stock of subsidiaries (held by related parties, face value $35,010)	-	34,099
Other liabilities	691	908
Non-current liabilities held for sale	-	2,551
Total liabilities	68,925	125,833

Contingently redeemable non-controlling interest	-	2,225
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 30,598,911 shares issued and 29,146,053 outstanding at March 31, 2023; and 28,932,444 shares issued and 28,507,490 outstanding at June 30, 2022	29	29
Additional paid-in-capital	3,314,737	3,312,763
Accumulated deficit	(3,246,309)	(3,279,296)
Total Great Elm Group, Inc. stockholders' equity	68,457	33,496
Non-controlling interest	-	6,533
Total stockholders' equity	68,457	40,029
Total liabilities, non-controlling interest and stockholders' equity	$137,382	$168,087

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Amounts in thousands (except per share data)

	For the three months ended March 31,		For the nine months ended March 31,
	2023	2022	2023	2022
Revenues	$1,898	$988	$5,637	$2,992
Operating costs and expenses:
Investment management expenses	2,593	1,592	6,893	4,748
Depreciation and amortization	281	89	870	307
Selling, general and administrative	1,893	1,582	5,441	4,620
Expenses of Consolidated Fund	-	42	46	139
Total operating costs and expenses	4,767	3,305	13,250	9,814
Operating loss	(2,869)	(2,317)	(7,613)	(6,822)
Dividends and interest income	1,520	642	4,432	1,939
Net realized and unrealized gain (loss) on investments	1,989	(3,220)	17,434	(5,055)
Net realized and unrealized loss on investments of Consolidated Fund	-	(284)	(16)	(279)
Gain on sale of controlling interest in subsidiary	-	-	10,524	-
Interest expense	(1,095)	(1,286)	(5,024)	(3,872)
(Loss) income before income taxes from continuing operations	(455)	(6,465)	19,737	(14,089)
Income tax (expense) benefit	-	(2)	(2)	83
Net (loss) income from continuing operations	(455)	(6,467)	19,735	(14,006)
Discontinued operations:
Net income from discontinued operations	12,203	332	13,202	3,818
Net income (loss)	$11,748	$(6,135)	$32,937	$(10,188)
Less: net income (loss) attributable to non-controlling interest, continuing operations	-	1,146	(1,554)	913
Less: net (loss) income attributable to non-controlling interest, discontinued operations	-	(1,372)	1,504	(754)
Net income (loss) attributable to Great Elm Group, Inc.	$11,748	$(5,909)	$32,987	$(10,347)
Basic income (loss) per share from:
Continuing operations	$(0.02)	$(0.28)	$0.74	$(0.55)
Discontinued operations	0.42	0.06	0.41	0.17
Basic net income (loss) per share	$0.40	$(0.22)	$1.15	$(0.38)
Diluted income (loss) per share from:
Continuing operations	$(0.02)	$(0.28)	$0.56	$(0.55)
Discontinued operations	0.42	0.06	0.29	0.17
Diluted net income (loss) per share	$0.40	$(0.22)	$0.85	$(0.38)
Weighted average shares outstanding
Basic	28,997	26,842	28,779	26,963
Diluted	28,997	26,842	40,673	26,963

Great Elm Group, Inc.

Reconciliation from EBITDA to Adjusted EBITDA - Quarterly

Dollar amounts in thousands

	For the three months ended March 31,		For the nine months ended March 31,
	2023	2022	2023	2022
Net income (loss) from continuing operations – GAAP	$ (455)	$ (6,467)	$ 19,735	$ (14,006)
Interest Expense	1,095	1,286	5,024	3,872
Dividend income on investments	(941)	(642)	(3,672)	(1,939)
Income tax expense (benefit)	-	2	2	(83)
Depreciation and amortization	281	89	870	307
Non-cash compensation	660	578	2,246	2,572
(Gain) loss on investments, excluding investment in Forest	(1,964)	3,504	6,980	5,334
Gains related to sale of Forest	(25)	-	(34,922)	-
Transaction and integration related costs(1)	-	92	471	311
Change in contingent consideration	120	-	180	-
Adjusted EBITDA	$ (1,229)	$ (1,558)	$ (3,086)	$ (3,632)

(1) Transaction and integration related costs include costs to sell, acquire and integrate acquired businesses.